Exhibit 99.1

DIGITAL REALTY

1Q25 Financial Results

April 2025

Earnings Press Release
and Supplemental Information

1Q
25

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	First Quarter 2025

Financial Supplement
Corporate Information	First Quarter 2025

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2025, the company’s 308 data centers, including 78 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 41.8 million square feet, excluding approximately 9.5 million square feet of space under active development and 5.1 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 2323 Bryan Street, Suite 1800 Dallas, TX 75201 Telephone: (214) 231-1350 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	Alexander Waters	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-0684	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Evercore ISI	Goldman Sachs	Green Street Advisors	HSBC	Jefferies	JMP Securities	J.P. Morgan
Irvin Liu	Jim Schneider	David Guarino	Phani Kanumuri	Jonathan Petersen	Greg Miller	Richard Choe
(415) 800-0183	(212) 357-2929	(949) 640-8780	+52 (551) 782-7350	(212) 284-1705	(212) 906-3500	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morningstar	Raymond James	RBC Capital Markets	Scotiabank
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Samuel Siampaus	Frank Louthan	Jonathan Atkin	Maher Yaghi
(503) 821-3871	(212) 282-3827	(212) 519-0025	(312) 244-7966	(404) 442-5867	(415) 633-8589	(437) 995-5548

Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

May 5-7, 2025	Wells Fargo Real Estate Securities	Charleston, SC
May 13, 2025	BMO North America Real Estate	New York, NY
June 3-4, 2025	NAREIT REITweek	New York, NY
June 10, 2025	Mizuho Technology Conference	New York, NY

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	First Quarter 2025

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24
High price	$187.74	$198.00	$165.17	$153.25	$154.18
Low price	$139.27	$155.16	$141.00	$135.54	$130.00
Closing price, end of quarter	$143.29	$177.33	$161.83	$152.05	$144.04
Average daily trading volume (1)	2,529	1,911	1,615	1,863	2,108
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	3.4%	2.8%	3.0%	3.2%	3.4%
Shares and units outstanding, end of quarter (1) (3)	343,092	342,772	337,744	332,346	319,009
Closing market value of shares and units outstanding (4)	$49,161,653	$60,783,759	$54,657,112	$50,533,209	$45,950,001

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of March 31, 2025, the total number of shares and units includes 336,743 shares of common stock, 4,049 common units held by third parties and 2,300 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	First Quarter 2025

Shares and Units at End of Quarter	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24
Common shares outstanding	336,743	336,637	331,347	325,885	312,421
Common partnership units outstanding	6,349	6,135	6,397	6,461	6,588
Total Shares and Units	343,092	342,772	337,744	332,346	319,009

Enterprise Value
Market value of common equity (1)	$49,161,653	$60,783,759	$54,657,112	$50,533,209	$45,950,001
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	17,016,279	16,714,377	16,986,546	16,339,746	17,020,340
Total Enterprise Value	$66,932,932	$78,253,136	$72,398,658	$67,627,955	$63,725,341
Total debt / total enterprise value	25.4%	21.4%	23.5%	24.2%	26.7%
Debt-plus-preferred-to-total-enterprise-value	26.6%	22.3%	24.5%	25.3%	27.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$35,693,166	$35,401,912	$36,463,664	$34,573,283	$34,099,698
Total Assets	45,080,562	45,283,616	45,295,392	43,606,883	42,633,089
Total Liabilities	21,902,406	22,107,836	22,118,781	21,199,178	21,792,866

Selected Operating Data
Total operating revenues	$1,407,637	$1,435,862	$1,431,214	$1,356,749	$1,331,143
Total operating expenses	1,211,887	1,291,540	1,262,928	1,346,860	1,181,776
Net income	106,395	185,688	40,134	74,668	287,837
Net income / (loss) available to common stockholders	99,793	179,388	41,012	70,039	271,327

Financial Ratios
EBITDA (2)	$658,400	$746,578	$639,875	$625,130	$835,446
Adjusted EBITDA (3)	791,156	751,276	758,296	726,874	710,556
Net Debt-to-Adjusted EBITDA (4)	5.1x	4.8x	5.4x	5.3x	6.1x
Interest expense	98,464	104,742	123,803	114,756	109,535
Fixed charges (5)	138,739	149,364	162,296	152,529	148,239
Interest coverage ratio (6)	5.3x	4.5x	4.3x	4.3x	4.3x
Fixed charge coverage ratio (7)	4.9x	4.2x	4.1x	4.1x	4.0x

Profitability Measures
Net income / (loss) per common share - basic	$0.30	$0.54	$0.13	$0.22	$0.87
Net income / (loss) per common share - diluted	$0.27	$0.51	$0.09	$0.20	$0.82
Funds from operations (FFO) / diluted share and unit (8)	$1.67	$1.61	$1.55	$1.57	$1.41
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.77	$1.73	$1.67	$1.65	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.78	$1.36	$1.52	$1.56	$1.68
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	73.2%	75.6%	78.8%	77.9%	86.5%
Diluted Core FFO payout ratio (8) (11)	68.8%	70.7%	73.2%	73.9%	73.2%
Diluted AFFO payout ratio (9) (12)	68.6%	89.5%	80.4%	78.1%	72.8%

Portfolio Statistics
Buildings (13)	328	328	331	323	323
Data Centers (13)	308	308	312	310	309
Cross-connects (13) (14)	228,000	227,000	225,000	223,000	221,500
Net rentable square feet, excluding development space (13)	41,778	41,326	41,092	41,220	39,839
Occupancy at end of quarter (15)	84.0%	84.1%	83.9%	82.9%	82.1%
Occupied square footage (13)	35,100	34,741	34,479	34,160	32,727
Space under active development (16)	9,463	8,904	9,126	8,507	8,238
Space held for development (17)	5,062	4,686	4,862	5,130	4,141
Weighted average remaining lease term (years) (18)	4.9	4.8	4.8	4.7	4.5
Same-capital occupancy at end of quarter (15) (19)	82.7%	82.9%	83.0%	83.5%	82.4%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	First Quarter 2025

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale and contribution.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale and contribution.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held-for-sale and contribution.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale and contribution.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2023, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held-for-sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2025

Digital Realty Reports First Quarter 2025 Results

Dallas, TX — April 24, 2025 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the first quarter of 2025. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.27 per share in 1Q25, compared to $0.82 in 1Q24
◾	Reported FFO per share of $1.67 in 1Q25, compared to $1.41 in 1Q24
◾	Reported Core FFO per share of $1.77 in 1Q25, compared to $1.67 in 1Q24
◾	Reported Constant-Currency Core FFO per share of $1.79 in 1Q25
◾	Reported rental rate increases on renewal leases of 5.6% on a cash basis in 1Q25
◾	Signed total bookings during 1Q25 that are expected to generate $242 million of annualized GAAP rental revenue, including a $69 million contribution from the 0–1 megawatt plus interconnection category
◾	Reported a record backlog of $919 million of annualized GAAP base rent at the end of 1Q25
◾	Raised 2025 Core FFO per share outlook to $7.05 - $7.15; maintained 2025 Constant-Currency Core FFO per share outlook of $7.05 - $7.15

Financial Results

Digital Realty reported revenues of $1.4 billion in the first quarter of 2025, a 2% decrease from the previous quarter and a 6% increase from the same quarter last year.

The company delivered net income of $106 million in the first quarter of 2025, as well as net income available to common stockholders of $100 million and $0.27 per share, compared to $0.51 per share in the previous quarter and $0.82 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $791 million in the first quarter of 2025, a 5% increase from the previous quarter and an 11% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $571 million in the first quarter of 2025, or $1.67 per share, compared to $1.61 per share in the previous quarter and $1.41 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.77 in the first quarter of 2025, compared to $1.73 per share in the previous quarter and $1.67 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.79 in the first quarter of 2025.

“Robust demand across our key product segments drove strong leasing and acceleration in Core FFO per share growth in the first quarter,” said Digital Realty President & Chief Executive Officer Andy Power. “Leasing kept pace with our 2024 record, lifting our backlog to a new high of $919 million and enhancing our visibility, while the successful launch of our first U.S. Hyperscale Data Center Fund further bolstered and evolved our funding model.”

Leasing Activity

In the first quarter, Digital Realty signed total bookings that are expected to generate $242 million of annualized GAAP rental revenue at its share, including a $54 million contribution from the 0–1 megawatt category and a $15 million contribution from interconnection.

The weighted-average lag between new leases signed during the first quarter of 2025 and the contractual commencement date was ten months. The backlog of signed-but-not-commenced leases at quarter-end was $919 million of annualized GAAP base rent at Digital Realty’s share.

In addition to new leases signed, Digital Realty also signed renewal leases representing $147 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2025 increased 5.6% on a cash basis and 7.1% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2025

New leases signed during the first quarter of 2025 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$23,219	97	$240	6.4	$304
> 1 MW	163,390	448	365	53.0	257
Other (1)	1,307	21	63	—	—
Total	$187,916	565	$332	59.4	$262

EMEA (2)
0-1 MW	$24,906	75	$333	7.7	$268
> 1 MW	3,626	27	136	1.6	189
Other (1)	97	3	31	—	—
Total	$28,630	105	$274	9.3	$255

Asia Pacific (2)
0-1 MW	$5,997	15	$405	1.4	$357
> 1 MW	5,113	68	76	7.2	59
Other (1)	—	—	—	—	—
Total	$11,110	82	$135	8.6	$108

All Regions (2)
0-1 MW	$54,122	186	$290	15.5	$291
> 1 MW	172,129	542	318	61.8	232
Other (1)	1,404	24	59	—	—
Total	$227,655	752	$303	77.3	$244

Interconnection	$14,649	N/A	N/A	N/A	N/A

Grand Total	$242,305	752	$303	77.3	$244

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended March 31, 2025.

Investment Activity

During the first quarter, Digital Realty closed on the acquisition of three land parcels in Charlotte, North Carolina. The first was a 48-acre parcel for $20 million, located adjacent to a recently acquired 156-acre campus. The enlarged campus can support the development of up to 400 megawatts of IT capacity. Separately, Digital Realty acquired two parcels adjacent to its existing connectivity hub in Uptown Charlotte for approximately $16 million, enabling the expansion of approximately 12 megawatts of IT capacity for cloud, enterprise and colocation customers.

Digital Realty also announced the formation of its U.S. Hyperscale Data Center Fund (the “Fund”), successfully raising more than $1.7 billion of equity commitments from a broad array of global Limited Partners. The Fund is targeting $2.5 billion of LP equity commitments, representing up to an 80% ownership interest, while Digital Realty will maintain at least a 20% stake in the assets. The Fund will be comprised of operating hyperscale data centers and development sites, located across leading U.S. data center markets, including Northern Virginia, Dallas, Atlanta, Charlotte, New York metro and Silicon Valley. The initial portfolio includes five operating data centers plus four land sites with access to power for data center development. Digital Realty expects to contribute a share of the assets to the Fund in the second quarter and will serve as General Partner, maintaining operational and management responsibilities for the assets.

Digital Realty entered the Indonesia market in the first quarter through a 50% stake in a joint venture, Digital Realty Bersama, for approximately IDR1.5 billion or $95 million. Digital Realty Bersama owns and operates a connected campus that includes a recently launched data center (CGK11) in Central Jakarta and another data center (CGK10) in West Jakarta. Initially launched with five megawatts of IT load capacity, CGK11 is expected to support up to 32 megawatts. CGK11 offers robust connectivity, with direct access to a wide array of networks and services, including a direct connection to Indonesia's largest internet exchange provider, making it one of the most connected data center sites in downtown Jakarta.

Subsequent to quarter end, Digital Realty closed on the acquisition of approximately 100 acres of land in the Atlanta metro area for approximately $120 million, which is expected to support over 200 megawatts of IT capacity.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2025

Balance Sheet

Digital Realty had approximately $17.0 billion of total debt outstanding as of March 31, 2025, comprised of $16.2 billion of unsecured debt and approximately $0.8 billion of secured debt and other. At the end of the first quarter of 2025, net debt-to-Adjusted EBITDA was 5.1x, debt-plus-preferred-to-total enterprise value was 26.6% and fixed charge coverage was 4.9x.

Digital Realty completed the following financing transactions during the first quarter:

◾	In January, the company issued €850 million of 3.875% notes due 2035, for net proceeds of approximately €841 million ($867 million); and
◾	In January, the company also repaid £400 million ($501 million) of 4.25% senior notes.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2025

2025 Outlook

Digital Realty raised its 2025 Core FFO per share outlook to $7.05 - $7.15 and maintained its 2025 Constant-Currency Core FFO per share outlook of $7.05 - $7.15. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	February 13, 2025	April 24, 2025
Total revenue	$5.800 - $5.900 billion	$5.825 - $5.925 billion
Net non-cash rent adjustments (1)	($45 - $50 million)	($50 - $55 million)
Adjusted EBITDA	$3.100 - $3.200 billion	$3.125 - $3.225 billion
G&A	$500 - $510 million	$505 - $515 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%	4.0% - 6.0%
GAAP basis	6.0% - 8.0%	6.0% - 8.0%
Year-end portfolio occupancy	+100 - 200 bps	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	3.5% - 4.5%	3.5% - 4.5%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.25 - $1.35
U.S. Dollar / Euro	$1.00 - $1.05	$1.05 - $1.15

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million	$500 - $1,000 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (3)	$3,000 - $3,500 million	$3,000 - $3,500 million
Average stabilized yields	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (4)	$30 - $35 million	$30 - $35 million
Recurring CapEx + capitalized leasing costs (5)	$320 - $335 million	$320 - $335 million

Balance Sheet
Long-term debt issuance
Dollar amount	$900 - $1,500 million	$900 - $1,500 million
Pricing	5.0% - 5.5%	4.0% - 5.5%
Timing	Mid-Year	Mid-Year

Net income per diluted share	$2.10 - $2.20	$2.15 - $2.25
Real estate depreciation and (gain) / loss on sale	$4.50 - $4.50	$4.50 - $4.50
Funds From Operations / share (NAREIT-Defined)	$6.60 - $6.70	$6.65 - $6.75
Non-core expenses and revenue streams	$0.40 - $0.40	$0.40 - $0.40
Core Funds From Operations / share	$7.00 - $7.10	$7.05 - $7.15
Foreign currency translation adjustments	$0.05 - $0.05	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$7.05 - $7.15	$7.05 - $7.15

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2023 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2024-2025, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2025 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(3)	Excludes land acquisitions and includes Digital Realty’s share of JV contributions. Figure is net of JV partner contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2025

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on April 24, 2025, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s first quarter 2025 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 9420618 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until May 24, 2025. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 2558953. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(415) 874-2803

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(415) 275-5344

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2025

	Three Months Ended
	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24
Rental revenues	$960,526	$958,892	$956,351	$912,994	$894,409
Tenant reimbursements - Utilities	271,189	302,664	305,097	274,505	276,357
Tenant reimbursements - Other	42,177	38,591	39,624	41,964	38,434
Interconnection & other	112,969	112,360	112,655	109,505	108,071
Fee income	20,643	23,316	12,907	15,656	13,010
Other	133	40	4,581	2,125	862
Total Operating Revenues	$1,407,637	$1,435,862	$1,431,214	$1,356,749	$1,331,143

Utilities	$313,385	$337,534	$356,063	$315,248	$324,571
Rental property operating	238,600	273,104	249,796	237,653	224,369
Property taxes	48,856	46,044	45,633	49,620	41,156
Insurance	4,483	6,007	4,869	4,755	2,694
Depreciation & amortization	443,009	455,355	459,997	425,343	431,102
General & administration	121,112	124,470	115,120	119,511	114,419
Severance, equity acceleration and legal expenses	2,428	2,346	2,481	884	791
Transaction and integration expenses	39,902	11,797	24,194	26,072	31,839
Provision for impairment	—	22,881	—	168,303	—
Other expenses	112	12,002	4,774	(529)	10,836
Total Operating Expenses	$1,211,887	$1,291,540	$1,262,928	$1,346,860	$1,181,776

Operating Income	$195,750	$144,322	$168,286	$9,889	$149,367

Equity in earnings / (loss) of unconsolidated joint ventures	(7,640)	(36,201)	(26,486)	(41,443)	(16,008)
Gain / (loss) on sale of investments	1,111	144,885	(556)	173,709	277,787
Interest and other income / (expense), net	32,773	44,517	37,756	62,261	9,709
Interest (expense)	(98,464)	(104,742)	(123,803)	(114,756)	(109,535)
Income tax benefit / (expense)	(17,135)	(4,928)	(12,427)	(14,992)	(22,413)
Loss on debt extinguishment and modifications	—	(2,165)	(2,636)	—	(1,070)
Net Income	$106,395	$185,688	$40,134	$74,668	$287,837

Net (income) / loss attributable to noncontrolling interests	3,579	3,881	11,059	5,552	(6,329)
Net Income Attributable to Digital Realty Trust, Inc.	$109,974	$189,569	$51,193	$80,220	$281,508

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)
Net Income / (Loss) Available to Common Stockholders	$99,793	$179,388	$41,012	$70,039	$271,327

Weighted-average shares outstanding - basic	336,683	333,376	327,977	319,537	312,292
Weighted-average shares outstanding - diluted	344,721	340,690	336,249	327,946	320,798
Weighted-average fully diluted shares and units	350,632	346,756	342,374	334,186	326,975

Net income / (loss) per share - basic	$0.30	$0.54	$0.13	$0.22	$0.87
Net income / (loss) per share - diluted	$0.27	$0.51	$0.09	$0.20	$0.82

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2025

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Net Income / (Loss) Available to Common Stockholders	$99,793	$179,388	$41,012	$70,039	$271,327
Adjustments:
Non-controlling interest in operating partnership	3,000	4,000	1,000	1,500	6,200
Real estate related depreciation & amortization (1)	432,652	445,462	449,086	414,920	420,591
Reconciling items related to non-controlling interests	(19,480)	(19,531)	(19,746)	(17,317)	(8,017)
Unconsolidated JV real estate related depreciation & amortization	55,861	49,463	48,474	47,117	47,877
(Gain) / loss on real estate transactions	(1,111)	(137,047)	556	(173,709)	(286,704)
Provision for impairment	—	22,881	—	168,303	—
Funds From Operations	$570,715	$544,616	$520,382	$510,852	$451,273

Weighted-average shares and units outstanding - basic	342,594	339,442	334,103	325,777	318,469
Weighted-average shares and units outstanding - diluted (2) (3)	350,632	346,756	342,374	334,186	326,975

Funds From Operations per share - basic	$1.67	$1.60	$1.56	$1.57	$1.42

Funds From Operations per share - diluted (2) (3)	$1.67	$1.61	$1.55	$1.57	$1.41

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Funds From Operations	$570,715	$544,616	$520,382	$510,852	$451,273
Other non-core revenue adjustments (4)	(1,925)	4,537	(4,583)	(33,818)	3,525
Transaction and integration expenses	39,902	11,797	24,194	26,072	31,839
Loss on debt extinguishment and modifications	—	2,165	2,636	—	1,070
Severance, equity acceleration and legal expenses (5)	2,428	2,346	2,481	884	791
(Gain) / Loss on FX and derivatives revaluation	(2,064)	7,127	1,513	32,222	33,602
Other non-core expense adjustments (6)	(702)	14,229	11,120	2,271	10,052
Core Funds From Operations	$608,354	$586,816	$557,744	$538,482	$532,153

Weighted-average shares and units outstanding - diluted (2) (3)	343,050	339,982	334,476	326,181	319,138

Core Funds From Operations per share - diluted (2)	$1.77	$1.73	$1.67	$1.65	$1.67

(1) Real Estate Related Depreciation & Amortization	Three Months Ended
	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Depreciation & amortization per income statement	$443,009	$455,355	$459,997	$425,343	$431,102
Non-real estate depreciation	(10,356)	(9,894)	(10,911)	(10,424)	(10,511)
Real Estate Related Depreciation & Amortization	$432,652	$445,462	$449,086	$414,920	$420,591

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended
	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24
Teraco noncontrolling share of FFO	$13,286	$14,905	$9,828	$12,453	$9,768
Teraco related minority interest	$13,286	$14,905	$9,828	$12,453	$9,768

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, joint venture development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2025

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Core FFO available to common stockholders and unitholders	$608,354	$586,816	$557,744	$538,482	$532,153
Adjustments:
Non-real estate depreciation	10,356	9,894	10,911	10,424	10,511
Amortization of deferred financing costs	6,548	5,697	4,853	5,072	5,576
Amortization of debt discount/premium	1,125	1,324	1,329	1,321	1,832
Non-cash stock-based compensation expense	16,700	13,386	15,026	14,464	12,592
Straight-line rental revenue	(9,692)	(18,242)	(17,581)	334	9,976
Straight-line rental expense	(160)	(136)	1,690	782	1,111
Above- and below-market rent amortization	(706)	(269)	(742)	(1,691)	(854)
Deferred tax (benefit) / expense	(517)	(15,048)	(9,366)	(9,982)	(3,437)
Leasing compensation & internal lease commissions	13,405	10,505	10,918	10,519	13,291
Recurring capital expenditures (1)	(35,305)	(130,245)	(67,308)	(60,483)	(47,676)

AFFO available to common stockholders and unitholders (2)	$610,108	$463,682	$507,474	$509,241	$535,073

Weighted-average shares and units outstanding - basic	342,594	339,442	334,103	325,777	318,469
Weighted-average shares and units outstanding - diluted (3)	343,050	339,982	334,476	326,181	319,138

AFFO per share - diluted (3)	$1.78	$1.36	$1.52	$1.56	$1.68

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22

Diluted AFFO Payout Ratio	68.6%	89.5%	80.4%	78.1%	72.8%

	Three Months Ended
Share Count Detail	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Weighted Average Common Stock and Units Outstanding	342,594	339,442	334,103	325,777	318,469
Add: Effect of dilutive securities	456	540	373	404	669
Weighted Avg. Common Stock and Units Outstanding - diluted	343,050	339,982	334,476	326,181	319,138

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2025

	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24
Assets
Investments in real estate:
Real estate	$27,947,964	$27,558,993	$28,808,770	$27,470,635	$27,122,796
Construction in progress	4,973,266	5,164,334	5,175,054	4,676,012	4,496,840
Land held for future development	69,089	38,785	23,392	93,938	114,240
Investments in Real Estate	$32,990,319	$32,762,112	$34,007,216	$32,240,584	$31,733,877
Accumulated depreciation and amortization	(8,856,535)	(8,641,331)	(8,777,002)	(8,303,070)	(7,976,093)
Net Investments in Properties	$24,133,784	$24,120,781	$25,230,214	$23,937,514	$23,757,784
Investment in unconsolidated joint ventures	2,702,847	2,639,800	2,456,448	2,332,698	2,365,821
Net Investments in Real Estate	$26,836,631	$26,760,582	$27,686,662	$26,270,212	$26,123,605

Operating lease right-of-use assets, net	$1,165,924	$1,178,853	$1,228,507	$1,211,003	$1,233,410
Cash and cash equivalents	2,321,885	3,870,891	2,175,605	2,282,062	1,193,784
Accounts and other receivables, net (1)	1,373,521	1,257,464	1,274,460	1,222,403	1,217,276
Deferred rent, net	641,290	642,456	641,778	613,749	611,670
Goodwill	9,174,165	8,929,431	9,395,233	9,128,811	9,105,026
Customer relationship value, deferred leasing costs & other intangibles, net	2,124,989	2,178,054	2,367,467	2,315,143	2,359,380
Assets held for sale and contribution	953,236	—	—	—	287,064
Other assets	488,921	465,885	525,679	563,500	501,875
Total Assets	$45,080,562	$45,283,616	$45,295,392	$43,606,883	$42,633,089

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,096,931	$1,611,308	$1,786,921	$1,848,167	$1,901,126
Unsecured term loans, net	404,335	386,903	913,733	1,297,893	1,303,263
Unsecured senior notes, net of discount	14,744,063	13,962,852	13,528,061	12,507,551	13,190,202
Secured and other debt, net of discount	770,950	753,314	757,831	686,135	625,750
Operating lease liabilities	1,281,572	1,294,219	1,343,903	1,336,839	1,357,751
Accounts payable and other accrued liabilities	1,927,611	2,056,215	2,140,764	1,973,798	1,870,344
Deferred tax liabilities	1,109,294	1,084,562	1,223,771	1,132,090	1,121,224
Accrued dividends and distributions	—	418,661	—	—	—
Security deposits and prepaid rents	559,768	539,802	423,797	416,705	413,225
Obligations associated with assets held for sale and contribution	7,882	—	—	—	9,981
Total Liabilities	$21,902,406	$22,107,836	$22,118,781	$21,199,178	$21,792,866

Redeemable non-controlling interests	1,459,322	1,433,185	1,465,636	1,399,889	1,350,736

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,338	3,337	3,285	3,231	3,097
Additional paid-in capital	28,091,661	28,079,738	27,229,143	26,388,393	24,508,683
Dividends in excess of earnings	(6,604,217)	(6,292,085)	(6,060,642)	(5,701,096)	(5,373,529)
Accumulated other comprehensive (loss), net	(926,874)	(1,182,283)	(657,364)	(884,715)	(850,091)
Total Stockholders' Equity	$21,295,598	$21,340,397	$21,246,112	$20,537,503	$19,019,850

Noncontrolling Interests
Noncontrolling interest in operating partnership	$415,956	$396,099	$427,930	$434,253	$438,422
Noncontrolling interest in consolidated joint ventures	7,280	6,099	36,933	36,060	31,215

Total Noncontrolling Interests	$423,236	$402,198	$464,863	$470,313	$469,637

Total Equity	$21,718,834	$21,742,595	$21,710,975	$21,007,816	$19,489,487

Total Liabilities and Equity	$45,080,562	$45,283,616	$45,295,392	$43,606,883	$42,633,089

(1)	Net of allowance for doubtful accounts of $62,803 and $43,873 as of March 31, 2025 and March 31, 2024, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of March 31, 2025 and March 31, 2024.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of March 31, 2025 and March 31, 2024.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of March 31, 2025 and March 31, 2024.
(5)	Common Stock: 336,743 and 312,421 shares issued and outstanding as of March 31, 2025 and March 31, 2024, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2025

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,163,813
Campus	1,819,990
Other (4)	100,846
Total Cash NOI, Annualized	$3,084,649
less: Partners' share of consolidated JVs	(76,620)
Acquisitions / dispositions / expirations	(75,224)
FY 2025 backlog cash NOI and 1Q25 carry-over (stabilized) (5)	218,729
Total Consolidated Cash NOI, Annualized	$3,151,534

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3) (6)	$280,820

Other Income
Development and Management Fees (net), Annualized	$82,571

Other Assets
Pre-stabilized inventory, at cost (7)	$231,885
Land held for development	69,089
Development CIP (8)	4,973,266
less: Investment associated with FY25 Backlog NOI (9)	(938,038)
Cash and cash equivalents	2,321,885
Accounts and other receivables, net	1,373,521
Other assets	488,921
less: Partners' share of consolidated JV assets	(161,517)
Total Other Assets	$8,359,012

Liabilities
Global unsecured revolving credit facilities	$1,121,628
Unsecured term loans	405,600
Unsecured senior notes	14,849,815
Secured and other debt	778,767
Accounts payable and other accrued liabilities	1,927,611
Deferred tax liabilities	1,109,294
Security deposits and prepaid rents	559,768
Obligations associated with assets held for sale and contribution	7,882
Backlog NOI cost to complete (9)	377,263
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,697,287
less: Partners' share of consolidated JV liabilities	(451,453)
Total Liabilities	$23,138,462

(1)	Backlog and associated financial line items include activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 1Q25 Cash NOI of $3.1 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2025. Includes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	First Quarter 2025

	As of March 31, 2025
		Interest Rate
	Interest	Including
	Rate	Swaps	2025	2026	2027	2028	2029	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	3.451%	3.451%	—	—	—	—	—	$923,988	$923,988
Yen revolving credit facility	1.120%	1.120%	—	—	—	—	—	197,640	197,640
Deferred financing costs, net	—	—	—	—	—	—	—	—	(24,697)
Total Global Unsecured Revolving Credit Facilities	3.040%	3.040%	—	—	—	—	—	$1,121,628	$1,096,931

Unsecured Term Loans (1)
Euro term loan facility	3.313%	3.230%	—	—	$405,600	—	—	—	$405,600
Deferred financing costs, net	—	—	—	—	—	—	—	—	(1,265)
Total Unsecured Term Loans	3.313%	3.230%	—	—	$405,600	—	—	—	$404,335

Senior Notes
€650 million 0.625% Notes due 2025	0.625%	0.625%	$703,040	—	—	—	—	—	$703,040
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	$1,162,720	—	—	—	—	1,162,720
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	310,974	—	—	—	—	310,974
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	$169,622	—	—	—	169,622
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	1,000,000	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	$540,800	—	—	540,800
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	—	900,000	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	650,000	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	$305,319	—	305,319
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	900,000	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	452,130	—	452,130
$1.15 billion 1.875% Notes due 2029 (2)	1.875%	1.263%	—	—	—	—	1,150,000	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	$811,200	811,200
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	710,490	710,490
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	540,800	540,800
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,081,600	1,081,600
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	811,200	811,200
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	811,200	811,200
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	919,360	919,360
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	919,360	919,360
Unamortized discounts, net	—	—	—	—	—	—	—	—	(33,220)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(72,532)
Total Senior Notes	2.507%	2.284%	$703,040	$1,473,694	$1,169,622	$2,090,800	$2,807,449	$6,605,210	$14,744,063

Secured Debt
ICN10 Facilities	5.590%	3.465%	—	—	—	—	—	$11,463	$11,463
Westin	3.290%	3.290%	—	—	$135,000	—	—	—	135,000
Teraco Loans	9.834%	9.896%	$605	$49,067	97,319	$364,014	$9,278	32,663	552,947
Deferred financing costs, net	—	—	—	—	—	—	—	—	(4,055)
Total Secured Debt	8.502%	8.515%	$605	$49,067	$232,319	$364,014	$9,278	$44,126	$695,355

Other Debt
Icolo loans	12.710%	12.710%	—	$5,915	$4,505	$1,065	$5,108	—	$16,593
Total Other Debt	12.710%	12.710%	—	$5,915	$4,505	$1,065	$5,108	—	$16,593

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.675%	9.675%	—	$62,764	—	—	—	—	$62,764
Unamortized discounts, net	—	—	—	—	—	—	—	—	(3,762)
Total Redeemable Preferred Shares	9.675%	9.675%	—	$62,764	—	—	—	—	$59,002

Total unhedged variable rate debt	—	—	$115	$63,448	$1,213	$7,787	—	$1,126,011	$1,198,573
Total fixed rate / hedged variable rate debt	—	—	703,530	1,527,991	1,810,833	2,448,092	$2,821,836	6,644,953	15,957,236
Total Debt	2.842%	2.647%	$703,645	$1,591,439	$1,812,046	$2,455,879	$2,821,836	$7,770,964	$17,155,809

Weighted Average Interest Rate			0.633%	2.600%	3.062%	4.362%	2.307%	2.324%	2.647%

Summary

Weighted Average Term to Initial Maturity									4.4 Years

Weighted Average Maturity (assuming exercise of extension options)									4.5 Years

Global Unsecured Revolving Credit Facilities Detail As of March 31, 2025

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,429,690	$3,190,482	$1,121,628

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $117.6 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2025

	As of March 31, 2025

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	43%	36%	Less than 60% (5)	33%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40% (7)	3%
Total unencumbered assets / unsecured debt	Greater than 150%	251%	275%	N/A	N/A
Consolidated EBITDA / interest expense (8)	Greater than 1.50x	4.8x	4.8x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.5x
Unsecured debt / total unencumbered asset value (9)		N/A	N/A	Less than 60%	36%
Unencumbered assets debt service coverage ratio (9)		N/A	N/A	Greater than 1.50x	5.0x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.875% notes due 2033 and 3.875% notes due 2035.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.875% notes due 2033 and 3.875% notes due 2035.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	The company has the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(8)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts). This ratio no longer applies from and after the date that the company achieves a Debt Rating of at least BBB+ / Baa1 and a Total Asset Value of at least $35.0 billion.
(9)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2025

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-25	31-Mar-24	% Change	31-Dec-24	% Change
Rental revenues	$719,355	$689,987	4.3%	$715,724	0.5%
Tenant reimbursements - Utilities	220,433	228,364	(3.5%)	238,311	(7.5%)
Tenant reimbursements - Other	28,022	24,782	13.1%	26,781	4.6%
Interconnection & other	85,678	79,449	7.8%	82,509	3.8%
Total Revenue	$1,053,488	$1,022,582	3.0%	$1,063,324	(0.9%)

Utilities	$251,946	$262,687	(4.1%)	$257,354	(2.1%)
Rental property operating	177,432	166,218	6.7%	205,692	(13.7%)
Property taxes	36,367	33,354	9.0%	34,224	6.3%
Insurance	4,664	3,616	29.0%	4,357	7.0%
Total Expenses	$470,409	$465,874	1.0%	$501,626	(6.2%)

Net Operating Income (2)	$583,079	$556,708	4.7%	$561,698	3.8%
Less:
Stabilized straight-line rent	($1,284)	($5,641)	(77.2%)	$10,962	(111.7%)
Above- and below-market rent	909	946	(3.9%)	443	105.3%
Cash Net Operating Income (3)	$583,454	$561,403	3.9%	$550,293	6.0%

Cash NOI impact of holding '24 Exchange Rates Constant (4)	5,740	—
Constant Currency Cash Net Operating Income	$589,194	$561,403	5.0%

Stabilized Portfolio occupancy at period end (5)	82.7%	82.4%	0.3%	82.9%	(0.2%)

(1)	Represents buildings owned as of December 31, 2023 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End March 31, 2025	First Quarter 2025

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	1Q25	LTM	1Q25	LTM	1Q25	LTM	1Q25	LTM

Annualized GAAP Rent (in thousands)	$54,122	$205,858	$172,129	$754,696	$1,404	$7,419	$227,655	$967,973

Kilowatt leased	15,502	62,880	61,801	307,612	—	—	77,303	370,492
NRSF (in thousands)	186	691	542	2,376	24	117	752	3,184

Weighted Average Lease Term (years)	3.8	3.8	12.6	12.2	10.5	12.5	10.4	10.4

Initial stabilized cash rent per Kilowatt	$287	$271	$183	$161	—	—	$204	$180
GAAP rent per Kilowatt	$291	$273	$232	$204	—	—	$244	$216
Leasing cost per Kilowatt	$21	$24	$2	—	—	—	$5	$4

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$294	$275	$234	$205	—	—	$246	$217
Rental concessions by Kilowatt	$3	$3	$2	$1	—	—	$3	$1
Estimated operating expense by Kilowatt	$86	$79	$58	$52	—	—	$64	$56

Net rent per Kilowatt	$205	$193	$174	$153	—	—	$180	$160

Tenant improvements by Kilowatt	—	—	—	—	—	—	—	—
Leasing commissions by Kilowatt	$9	$9	—	—	—	—	$2	$2

Net effective rent per Kilowatt	$197	$184	$174	$153	—	—	$178	$158

Initial stabilized cash rent per NRSF	$286	$295	$250	$250	$48	$50	$253	$253
GAAP rent per NRSF	$290	$298	$318	$318	$59	$63	$303	$304
Leasing cost per NRSF	$21	$26	$2	—	$2	$2	$7	$6

Net Effective Economics by NRSF (4)

Base rent by NRSF	$294	$301	$321	$319	$59	$64	$306	$306
Rental concessions by NRSF	$3	$3	$3	$1	$1	—	$3	$2
Estimated operating expense by NRSF	$85	$87	$80	$83	$8	$8	$79	$81

Net rent per NRSF	$205	$211	$238	$235	$50	$55	$224	$223

Tenant improvements by NRSF	—	—	—	—	—	—	—	—
Leasing commissions by NRSF	$9	$10	—	—	$1	$1	$2	$2

Net effective rent per NRSF	$196	$201	$237	$235	$50	$55	$221	$221

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended March 31, 2025	First Quarter 2025

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	1Q25	LTM	1Q25	LTM	1Q25	LTM	1Q25	LTM

Leases renewed (Kilowatt)	37,215	141,387	2,500	157,969	—	—	39,715	299,356
Leases renewed (NRSF in thousands)	499	2,030	26	1,800	273	495	798	4,326
Leasing cost per Kilowatt	$1	$1	—	$1	—	—	$1	$1
Leasing cost per NRSF	$1	$1	—	$1	$2	$3	$1	$1

Weighted Term (years)	1.2	1.5	3.0	5.3	4.0	4.5	2.2	3.5

Cash Rent

Expiring cash rent per Kilowatt	$275	$304	$161	$141	—	—	$268	$218
Renewed cash rent per Kilowatt	$285	$317	$169	$159	—	—	$278	$234

% Change Cash Rent Per Kilowatt	3.8%	4.3%	4.6%	12.9%	—	—	3.8%	7.2%

Expiring cash rent per NRSF	$246	$254	$187	$148	$43	$51	$175	$187
Renewed cash rent per NRSF	$255	$265	$196	$168	$54	$61	$184	$201

% Change Cash Rent Per NRSF	3.8%	4.3%	4.6%	12.9%	24.1%	18.8%	5.6%	7.6%

GAAP Rent

Expiring GAAP rent per Kilowatt	$274	$302	$156	$132	—	—	$267	$212
Renewed GAAP rent per Kilowatt	$286	$317	$174	$170	—	—	$279	$240

% Change GAAP Rent Per Kilowatt	4.1%	5.0%	11.2%	29.0%	—	—	4.4%	12.8%

Expiring GAAP rent per NRSF	$245	$253	$181	$139	$41	$47	$173	$182
Renewed GAAP rent per NRSF	$256	$265	$202	$179	$56	$62	$186	$206

% Change GAAP Rent Per NRSF	4.1%	5.0%	11.2%	29.0%	38.4%	31.5%	7.1%	13.4%

Retention ratio (5)	75.4%	79.5%	21.0%	79.7%	77.9%	57.3%	70.3%	76.2%

Churn (6)	2.5%	9.2%	0.7%	3.9%	1.8%	7.1%	1.5%	6.3%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kW data)	First Quarter 2025

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,916	—	—	—	—	—	—	—	—
Month to Month (3)	206	$57,643	1.5%	$279	$280	$57,867	11,453	$419	$421
2025	1,781	559,976	14.7%	314	316	563,554	126,486	369	371
2026	1,196	334,468	8.8%	280	284	339,337	90,247	309	313
2027	714	164,131	4.3%	230	240	171,071	55,077	248	259
2028	370	79,178	2.1%	214	232	85,986	27,616	239	259
2029	309	63,077	1.7%	204	227	69,928	23,548	223	247
2030	187	43,457	1.1%	233	261	48,742	12,669	286	321
2031	100	20,065	0.5%	201	228	22,678	6,627	252	285
2032	58	10,376	0.3%	178	209	12,157	4,353	199	233
2033	32	8,632	0.2%	268	319	10,262	2,635	273	325
2034	29	3,883	0.1%	133	133	3,889	1,811	179	179
Thereafter	30	4,972	0.1%	168	190	5,619	2,076	200	226

Total / Wtd. Avg.	7,928	$1,349,856	35.5%	$269	$278	$1,391,091	364,597	$309	$318

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,670	—	—	—	—	—	—	—	—
Month to Month (3)	65	$8,308	0.2%	$127	$128	$8,336	4,867	$142	$143
2025	906	157,146	4.1%	173	174	157,970	88,990	147	148
2026	1,861	272,507	7.2%	146	150	278,629	165,403	137	140
2027	1,640	243,978	6.4%	149	156	256,486	154,823	131	138
2028	1,596	206,125	5.4%	129	137	218,616	143,602	120	127
2029	1,911	280,089	7.4%	147	161	307,954	214,151	109	120
2030	1,369	210,747	5.5%	154	166	227,675	149,919	117	127
2031	998	151,519	4.0%	152	176	176,113	104,742	121	140
2032	854	120,440	3.2%	141	159	135,847	92,941	108	122
2033	569	91,340	2.4%	160	188	106,797	60,596	126	147
2034	1,254	150,537	4.0%	120	140	175,320	119,985	105	122
Thereafter	2,033	318,609	8.4%	157	197	401,296	196,664	135	170

Total / Wtd. Avg.	16,727	$2,211,346	58.1%	$147	$163	$2,451,039	1,496,683	$123	$136

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,292	—	—	—	—	—	—	—	—
Month to Month (3)	57	$2,257	0.1%	$40	$40	$2,257	—	—	—
2025	605	17,513	0.5%	29	29	17,560	—	—	—
2026	805	29,153	0.8%	36	37	30,003	—	—	—
2027	348	11,902	0.3%	34	36	12,429	—	—	—
2028	488	14,560	0.4%	30	32	15,512	—	—	—
2029	792	44,171	1.2%	56	62	49,106	—	—	—
2030	847	36,960	1.0%	44	57	48,568	—	—	—
2031	124	3,725	0.1%	30	36	4,465	—	—	—
2032	111	6,286	0.2%	57	63	7,030	—	—	—
2033	110	4,166	0.1%	38	44	4,861	—	—	—
2034	564	20,644	0.5%	37	45	25,224	—	—	—
Thereafter	2,544	54,102	1.4%	21	27	69,073	—	—	—

Total / Wtd. Avg.	8,685	$245,438	6.4%	$33	$39	$286,087	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,760	—	—	—	—	—	—	—	—
Month to Month (3)	328	$68,208	1.8%	$208	$208	$68,459	—	—	—
2025	3,293	734,635	19.3%	223	224	739,084	—	—	—
2026	3,861	636,127	16.7%	165	168	647,969	—	—	—
2027	2,702	420,012	11.0%	155	163	439,986	—	—	—
2028	2,454	299,863	7.9%	122	130	320,114	—	—	—
2029	3,012	387,337	10.2%	129	142	426,988	—	—	—
2030	2,402	291,163	7.6%	121	135	324,985	—	—	—
2031	1,221	175,309	4.6%	144	166	203,256	—	—	—
2032	1,023	137,102	3.6%	134	152	155,034	—	—	—
2033	712	104,138	2.7%	146	171	121,920	—	—	—
2034	1,848	175,064	4.6%	95	111	204,434	—	—	—
Thereafter	4,607	377,683	9.9%	82	103	475,988	—	—	—

Total / Wtd. Avg.	33,223	$3,806,641	100.0%	$139	$150	$4,128,217	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2025, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2025

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	73	$500,501	11.7%	8.8
2	Oracle Corporation	43	280,104	6.6%	9.4
3	Social Content Platform	30	233,027	5.5%	3.5
4	Global Cloud Provider	64	201,038	4.7%	4.6
5	IBM	36	114,227	2.7%	2.8
6	Equinix	16	92,218	2.2%	5.4
7	LinkedIn Corporation	7	84,500	2.0%	3.4
8	Fortune 25 Investment Grade-Rated Company	29	67,330	1.6%	1.7
9	Meta Platforms, Inc.	48	66,034	1.5%	3.4
10	Social Media Platform	4	63,631	1.5%	6.1
11	Specialized Cloud Provider	3	58,770	1.4%	4.4
12	Fortune 25 Tech Company	54	55,496	1.3%	3.1
13	Lumen Technologies, Inc.	130	54,196	1.3%	8.3
14	AT&T	77	49,122	1.2%	2.5
15	Comcast Corporation	43	45,949	1.1%	3.3
16	Fortune 500 SaaS Provider	9	41,652	1.0%	2.6
17	JPMorgan Chase & Co.	19	40,643	1.0%	3.2
18	Rackspace	25	38,558	0.9%	8.6
19	Morgan Stanley	13	37,740	0.9%	4.2
20	Zayo	121	36,202	0.8%	1.5
	Total / Weighted Average		$2,160,938	50.9%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of March 31, 2025, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2025

5

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Mar-25	31-Dec-24	IT Load (6)	Count
North America

Northern Virginia	5,334	1,609	254	$652,278	93.7%	92.8%	478.5	18
Chicago	2,262	553	48	232,255	92.9%	92.6%	81.0	7
New York	1,640	—	100	211,732	75.1%	73.7%	64.7	11
Dallas	3,126	408	110	204,738	81.6%	84.0%	111.2	19
Silicon Valley	1,524	—	—	161,324	87.0%	87.9%	94.6	13
Portland	1,147	—	—	153,755	98.9%	98.9%	123.6	3
Phoenix	796	—	—	75,650	74.9%	76.7%	42.5	2
Toronto	593	130	135	63,348	96.4%	96.1%	55.8	2
San Francisco	844	—	—	62,303	57.5%	61.6%	31.5	4
Atlanta	489	68	314	58,825	93.4%	96.7%	11.1	4
Seattle	397	—	—	56,415	73.1%	73.8%	5.9	1
Los Angeles	611	11	—	43,474	78.4%	79.4%	16.9	2
Houston	393	—	14	19,236	69.6%	69.7%	12.0	6
Boston	437	—	51	15,146	38.4%	38.1%	19.0	3
Miami	226	—	—	10,034	85.9%	86.0%	1.3	2
Austin	86	—	—	7,457	59.6%	59.7%	4.3	1
Charlotte	95	—	—	6,363	94.2%	92.4%	1.5	3
North America Total/Weighted Average	20,000	2,779	1,025	$2,034,333	85.0%	85.5%	1,155.3	101

EMEA

London	1,402	23	76	$237,568	63.8%	61.0%	98.9	13
Frankfurt	1,829	1,343	—	226,939	83.7%	87.2%	117.4	24
Amsterdam	1,332	222	92	189,063	86.2%	86.2%	116.3	13
Paris	1,090	172	—	148,976	85.7%	82.8%	104.7	12
Johannesburg	1,263	945	—	144,128	81.8%	81.7%	67.4	5
Marseille	558	358	378	77,375	75.5%	75.4%	45.2	4
Zurich	596	—	—	75,025	75.0%	85.2%	42.4	3
Dublin	555	—	—	62,140	74.0%	71.3%	39.3	9
Vienna	356	133	—	52,020	82.5%	82.6%	25.6	3
Madrid	308	100	—	46,121	76.5%	76.4%	16.8	4
Cape Town	326	402	—	44,400	87.5%	87.3%	21.1	2
Brussels	338	—	—	38,571	69.6%	69.7%	21.5	3
Copenhagen	226	—	99	24,611	69.6%	69.2%	12.9	3
Stockholm	245	—	—	22,020	46.9%	57.7%	16.8	6
Dusseldorf	142	—	71	19,568	59.8%	59.8%	7.7	3
Athens	148	61	—	19,554	84.4%	81.9%	9.0	4
Durban	59	—	—	6,747	68.3%	69.7%	2.1	1
Mombasa	37	—	21	4,518	42.9%	39.6%	1.9	2
Nairobi	16	75	—	3,286	66.3%	64.6%	0.9	1
Zagreb	24	10	—	2,836	94.6%	94.6%	0.9	1
Maputo	3	—	—	487	41.6%	41.6%	0.2	1
Rome	—	37	—	187	100.0%	100.0%	0.1	1
Barcelona	—	144	—	—	—	—	—	—
Crete	—	11	—	—	—	—	—	—
EMEA Total/Weighted Average	10,851	4,037	738	$1,446,141	77.8%	78.1%	769.1	118

Asia Pacific

Singapore	793	—	97	$213,413	90.5%	91.1%	72.1	3
Sydney	361	—	88	26,000	83.2%	83.3%	22.8	4
Melbourne	147	—	—	17,901	90.5%	90.6%	9.6	2
Hong Kong	114	66	104	10,897	73.7%	73.3%	7.5	1
Seoul	162	—	—	6,576	33.6%	25.2%	12.0	1
Asia Pacific Total/Weighted Average	1,577	66	289	$274,786	81.8%	81.2%	123.9	11

Consolidated Portfolio Total/Weighted Average	32,427	6,882	2,052	$3,755,260	82.4%	82.9%	2,048.3	230

Managed Unconsolidated Joint Ventures

Northern Virginia	2,793	1,583	—	$253,645	98.7%	97.0%	209.7	12
Chicago	1,118	—	—	119,605	96.9%	96.3%	94.2	3
Frankfurt	551	—	—	53,409	85.7%	81.0%	46.1	5
Dallas	364	—	—	27,081	100.0%	100.0%	16.0	2
Silicon Valley	142	—	400	18,867	100.0%	100.0%	10.9	2
Paris	136	135	—	15,998	73.3%	60.1%	15.0	1
Hong Kong	186	—	—	11,138	44.2%	44.3%	11.0	1
Los Angeles	197	—	—	10,626	82.1%	80.0%	4.6	2
Toronto	104	—	—	8,143	54.5%	54.5%	6.8	1
Lagos	5	26	—	2,258	99.5%	93.3%	0.7	2
Accra	—	24	—	—	—	—	—	—
Managed Unconsolidated Portfolio Total/Weighted Average	5,597	1,769	400	$520,771	93.3%	91.8%	414.7	31

Managed Portfolio Total/Weighted Average	38,024	8,651	2,452	$4,276,031	84.0%	84.2%	2,463.0	261

Digital Realty Share Total/Weighted Average (7)	33,223	6,180	2,389	$3,806,641	82.7%	82.8%	2,113.8	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,466	25	1,198	$183,708	93.2%	92.0%	123.6	25
Tokyo	1,166	431	—	101,178	77.2%	76.2%	70.9	5
Osaka	586	113	80	75,957	83.8%	82.0%	58.9	4
Santiago	119	118	71	14,969	90.6%	90.1%	10.2	3
Queretaro	105	—	583	12,151	100.0%	100.0%	8.0	3
Rio De Janeiro	112	—	—	11,390	100.0%	100.0%	8.0	2
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Fortaleza	94	—	—	1,667	16.7%	22.0%	6.2	1
Chennai	55	—	104	345	2.7%	2.5%	7.2	1
Mumbai	—	125	376	—	—	—	—	—
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,754	812	2,610	$409,134	83.9%	83.0%	302.0	47

Portfolio Total/Weighted Average	41,778	9,463	5,062	$4,685,166	84.0%	84.1%	2,765.0	308

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2025, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	First Quarter 2025

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	900	30	$1,250,358	$1,204,681	384	75%	2Q26	$1,090,957	$3,043,829	$4,134,786	$737,982	$1,735,040	$2,473,022
Chicago	40	—	45,738	45,738	54	89%	4Q26	131,913	516,949	648,862	131,913	516,949	648,862
Dallas	230	30	395,482	395,482	48	100%	4Q26	40,254	473,670	513,925	40,254	473,670	513,925
Other	730	150	1,101,927	1,003,070	13	97%	4Q25	160,512	13,252	173,764	101,077	7,758	108,836
Americas	1,900	210	$2,793,505	$2,648,971	499	79%		$1,423,637	$4,047,700	$5,471,337	$1,011,227	$2,733,418	$3,744,644	13.9%

Frankfurt	90	90	$883,646	$718,796	40	48%	4Q25	$640,055	$79,465	$719,520	$640,055	$79,465	$719,520
Amsterdam	40	10	73,554	73,554	27	—	4Q25	240,937	182,644	423,580	240,937	182,644	423,580
Paris	220	—	132,877	87,800	34	52%	3Q25	421,519	95,217	516,736	317,539	46,332	363,871
Other	520	100	668,481	644,680	148	29%	3Q26	658,320	908,450	1,566,770	512,653	812,986	1,325,639
EMEA	870	200	$1,758,559	$1,524,830	249	32%		$1,960,832	$1,265,776	$3,226,607	$1,711,183	$1,121,427	$2,832,610	11.3%

Tokyo	30	10	$106,797	$53,398	30	69%	4Q25	$158,396	$166,540	$324,936	$79,198	$83,270	$162,468
Hong Kong	—	—	26,299	26,299	6	100%	3Q25	63,156	17,931	81,086	63,156	17,931	81,086
Sydney	—	10	41,336	41,336	7	100%	2Q26	1,112	68,637	69,749	1,112	68,637	69,749
Other	200	40	303,341	169,510	22	27%	1Q26	66,490	99,501	165,991	31,174	43,981	75,154
APAC	230	60	$477,773	$290,544	65	61%		$289,153	$352,609	$641,762	$174,639	$213,818	$388,457	9.8%

Total	3,000	470	$5,029,836	$4,464,345	814	63%		$3,673,621	$5,666,085	$9,339,706	$2,897,049	$4,068,662	$6,965,711	12.5%

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through March 31, 2025, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint venture projects.
(5)	Includes only Digital Realty's share in development joint venture projects.
(6)	Represents cost incurred through March 31, 2025.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	First Quarter 2025

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4) (10)	Investment (5)	Investment	Investment (4) (6) (10)	Investment (5)	Investment
Future Development Capacity (7)	$2,992,474	$2,037,362	$5,029,836	$2,592,575	$1,871,770	$4,464,345
Data Center Construction	3,673,621	5,666,085	9,339,706	2,897,049	4,068,662	6,965,711
Equipment Pool & Other Inventory (8)	216,089	—	216,089	216,089	—	216,089
Campus, Tenant Improvements & Other (9)	239,564	171,892	411,456	239,564	171,892	411,456
Total Land Held and Development CIP	$7,121,748	$7,875,339	$14,997,087	$5,945,277	$6,112,324	$12,057,601

Enhancement & Other	$12,165	$7,392	$19,557	$12,165	$7,392	$19,557
Recurring	35,173	42,989	78,162	35,173	42,989	78,162
Total Land Held and Construction in Progress	$7,169,086	$7,925,720	$15,094,806	$5,992,615	$6,162,705	$12,155,320

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Includes Digital Realty's and partners' shares in development joint venture projects.
(3)	Includes only Digital Realty's share in development joint venture projects.
(4)	Represents cost incurred through March 31, 2025.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $133.8 million representing our partners' shares in consolidated joint ventures included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $721.4 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated Joint Ventures in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of March 31, 2025, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $2.8 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(10)	Includes $315.3 million classified as assets held for sale and contribution in our Consolidated Balance Sheet related to eight development projects that will be contributed to a joint venture and our U.S. Hyperscale Fund in the second quarter.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2025

	Three Months Ended
	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Non-Recurring Capital Expenditures (1)

Development (2)	$686,622	$528,356	$650,912	$531,903	$549,522

Enhancements and Other Non-Recurring	5,588	13,384	7,070	7,051	7,738

Total Non-Recurring Capital Expenditures	$692,210	$541,740	$657,982	$538,953	$557,260

Recurring Capital Expenditures (3)	$35,305	$130,245	$67,308	$60,483	$47,676

Total Direct Capital Expenditures	$727,515	$671,985	$725,290	$599,436	$604,936

Indirect Capital Expenditures

Capitalized Interest	$30,095	$34,442	$28,312	$27,592	$28,522

Capitalized Overhead	29,693	28,983	27,929	28,457	25,857

Total Indirect Capital Expenditures	$59,788	$63,425	$56,241	$56,049	$54,379

Total Improvements to and Advances for Investment in Real Estate	$787,303	$735,410	$781,530	$655,485	$659,315

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	First Quarter 2025

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Moores Chapel Road	Land	Charlotte, NC	2/18/2025	$20,000	NA	—	—	—	—
CGK10 & CGK11 (5)	Land and Buildings	Jakarta, Indonesia	3/13/2025	94,731	NA	—	—	—	—
712 E 5th St & 725 E Trade St	Land	Charlotte, NC	3/26/2025	16,100	NA	—	—	—	—
Total				$130,831	—	—	—	—	—

Closed Dispositions:

Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of March 31, 2025.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Digital Realty closed on the acquisition of a 50% interest in Digital Realty Bersama, a Joint Venture which consists of two data centers in Jakarta, Indonesia for approximately IDR1.5 billion or $95 million.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2025

Summary Balance Sheet -	As of March 31, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$6,706,180	$2,015,121	$766,861	$1,728,318	$11,216,480
Accumulated depreciation & amortization	(1,053,478)	(296,264)	(8,123)	(120,792)	(1,478,657)
Net Book Value of Operating Real Estate	$5,652,702	$1,718,857	$758,738	$1,607,526	$9,737,823
Cash	385,528	518,039	62,693	49,506	1,015,766
Other assets	1,698,892	194,924	268,833	379,664	2,542,313
Total Assets	$7,737,122	$2,431,820	$1,090,264	$2,036,696	$13,295,902

Debt	2,961,514	910,128	348,522	643,562	4,863,726
Other liabilities	760,460	185,384	457,602	477,336	1,880,782
Equity / (deficit)	4,015,148	1,336,307	284,141	915,798	6,551,394
Total Liabilities and Equity	$7,737,122	$2,431,820	$1,090,264	$2,036,696	$13,295,902

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$975,396	$446,165	$69,704	$206,022	$1,697,287

Summary Statement of Operations -	Three Months Ended March 31, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$226,218	$75,047	$8,142	$47,830	$357,237
Operating expenses	(100,290)	(33,318)	(3,046)	(21,223)	(157,877)
Net Operating Income (NOI)	$125,928	$41,729	$5,096	$26,607	$199,360

Straight-line rent	(3,093)	(2,077)	(393)	(815)	(6,377)
Above and below market rent	502	—	(848)	(3,427)	(3,773)
Cash Net Operating Income (NOI)	$123,337	$39,652	$3,855	$22,365	$189,210

Interest expense	($46,693)	($1,743)	($4,698)	($9,727)	($62,861)
Depreciation & amortization	(111,157)	(20,358)	(3,785)	(23,532)	(158,833)
Other income / (expense)	(24,164)	(2,674)	(717)	747	(26,807)
FX remeasurement on USD debt	24,202	—	(652)	(17,236)	6,316
Total Non-Operating Expenses	($157,812)	($24,775)	($9,852)	($49,748)	($242,187)

Net Income / (Loss)	($31,884)	$16,954	($4,756)	($23,141)	($42,827)

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$39,050	$20,918	$1,201	$13,360	$74,529

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$38,445	$19,880	$953	$10,927	$70,205

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($9,183)	$9,433	($306)	($7,584)	($7,640)

Digital Realty's Pro Rata Share of Core FFO (5)	$12,209	$19,612	$855	$9,128	$41,804

Digital Realty's Fee Income from Joint Ventures	$12,752	$571	$1,219	$3,645	$18,187

(1)	Includes Ascenty, Blackstone NoVa, Clise, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Realty Bersama, Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the Joint Ventures vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2025

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Net Income / (Loss) Available to Common Stockholders	$99,793	$179,388	$41,012	$70,039	$271,327
Interest	98,464	104,742	123,803	114,756	109,535
Loss on debt extinguishment and modifications	—	2,165	2,636	—	1,070
Income tax expense (benefit)	17,135	4,928	12,427	14,992	22,413
Depreciation & amortization	443,009	455,355	459,997	425,343	431,102
EBITDA	$658,400	$746,578	$639,875	$625,130	$835,446
Unconsolidated JV real estate related depreciation & amortization	55,861	49,463	48,474	47,117	47,877
Unconsolidated JV interest expense and tax expense	33,390	32,255	34,951	27,704	34,271
Severance, equity acceleration and legal expenses	2,428	2,346	2,481	884	791
Transaction and integration expenses	39,902	11,797	24,194	26,072	31,839
(Gain) / loss on sale of investments	(1,111)	(144,885)	556	(173,709)	(277,787)
Provision for impairment	—	22,881	—	168,303	—
Other non-core adjustments, net (2)	(4,316)	24,539	8,642	743	21,608
Non-controlling interests	(3,579)	(3,881)	(11,059)	(5,552)	6,329
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$791,156	$751,276	$758,296	$726,874	$710,556

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, write offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	31-Mar-24

Total GAAP interest expense	$98,464	$104,742	$123,803	$114,756	$109,535
Capitalized interest	30,095	34,442	28,312	27,592	28,522
Change in accrued interest and other non-cash amounts	45,416	(58,137)	43,720	(55,605)	55,421
Cash Interest Expense (3)	$173,975	$81,046	$195,835	$86,743	$193,479

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$138,739	$149,364	$162,296	$152,529	$148,239

Coverage
Interest coverage ratio (5)	5.3x	4.5x	4.3x	4.3x	4.3x
Cash interest coverage ratio (6)	4.1x	6.9x	3.4x	6.4x	3.2x
Fixed charge coverage ratio (7)	4.9x	4.2x	4.1x	4.1x	4.0x
Cash fixed charge coverage ratio (8)	3.9x	6.3x	3.3x	5.9x	3.1x

Leverage
Debt to total enterprise value (9)(10)	25.4%	21.4%	23.5%	24.2%	26.7%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	26.6%	22.3%	24.5%	25.3%	27.9%
Pre-tax income to interest expense (12)	2.1x	2.8x	1.3x	1.7x	3.6x
Net Debt-to-Adjusted EBITDA (13)	5.1x	4.8x	5.4x	5.3x	6.1x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2025

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to non-controlling interests in operating partnership and reconciling items related to non-controlling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss on debt extinguishment and modifications, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2025

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2023 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended March 31, 2025, GAAP interest expense was $98 million, capitalized interest was $30 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended
(in thousands)	31-Mar-25	31-Dec-24	31-Mar-24

Operating income	$195,750	$144,322	$149,367

Fee income	(20,643)	(23,316)	(13,010)
Other income	(133)	(40)	(862)
Depreciation and amortization	443,009	455,355	431,102
General and administrative	121,112	124,470	114,419
Severance, equity acceleration and legal expenses	2,428	2,346	791
Transaction expenses	39,902	11,797	31,839
Provision for impairment	—	22,881	—
Other expenses	112	12,002	10,836

Net Operating Income	$781,536	$749,818	$724,482

Cash Net Operating Income (Cash NOI)

Net Operating Income	$781,536	$749,818	$724,482

Straight-line rental revenue	(9,693)	(22,577)	(2,522)
Straight-line rental expense	24	51	1,369
Above- and below-market rent amortization	(706)	(269)	(854)

Cash Net Operating Income	$771,162	$727,022	$722,474

Constant Currency CFFO Reconciliation	Three Months Ended
(in thousands, except per share data)	31-Mar-25		31-Mar-24

Core FFO (1)	$608,354		$532,153
Core FFO impact of holding '24 Exchange Rates Constant (2)	5,609		—

Constant Currency Core FFO	$613,963		$532,153
Weighted-average shares and units outstanding - diluted	343,050		319,138
Constant Currency CFFO Per Share	$1.79		$1.67

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.

Forward-Looking Statements	Financial Supplement
First Quarter 2025

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2025 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2024, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.